Exhibit 3.1

EXHIBIT A

AMENDED AND RESTATED

BY-LAWS

OF

DUKE ENERGY CORPORATION

A Delaware corporation

Effective as of October 22, 2013

i

ii

Section 10.10.	Termination of Emergency Committee	22
Section 10.11.	Nonexclusive Powers	22

iii

AMENDED AND RESTATED BY-LAWS

OF

DUKE ENERGY CORPORATION

(A CORPORATION ORGANIZED UNDER THE LAWS OF THE

STATE OF DELAWARE, THE “CORPORATION”)

(EFFECTIVE AS OF OCTOBER 22, 2013)

ARTICLE I
Offices

Section 1.01.                                         Principal Office.  The principal office of the Corporation shall be located in Charlotte, North Carolina.

Section 1.02.                                         Registered Office and Agent.  The address of the registered office of the Corporation in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801.  The name of the registered agent is The Corporation Trust Company.  Such registered agent has a business office identical with such registered office.

Section 1.03.                                         Other Offices.  The Corporation may have such other offices either within or without the State of Delaware as the Board of Directors (the “Board” and each member thereof, a “Director”) may designate or as the business of the Corporation may from time to time require.

ARTICLE II
Stockholders

Section 2.01.                                         Place of Stockholders’ Meetings.  All meetings of the stockholders of the Corporation shall be held at such place or places, within or outside the State of Delaware, as may be fixed by the Board from time to time or as shall be in the respective notices thereof.  The Board may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2.02.                                         Day and Time of Annual Meetings of Stockholders.  An annual meeting of stockholders shall be held at such date and hour as shall be determined by the Board and designated in the notice thereof.  Any previously scheduled annual meeting of stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such annual meeting of stockholders.

Section 2.03.                                         Purposes of Annual Meetings.  Subject to the rights of the holders of any series of Preferred Stock of the Corporation, at each annual meeting, the stockholders shall elect the Directors.  At any such annual meeting any other business properly brought before the meeting may be transacted.

(b)                     To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a stockholder who is a holder of record at the time of the giving of notice provided for in this Section 2.03(b), who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.03(b).  For business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action under applicable law and the stockholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation at the principal executive offices of the Corporation, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting provided, that the first such anniversary date occurring after the effective date of these By-Laws shall be deemed to be May 1, 2006, and provided, further, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting is first made by the Corporation, whichever occurs first.  In no event shall the public announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as described above.  Any such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and, in the event that such business includes a proposal to amend either the Restated Certificate of Incorporation of the Corporation (the “Certificate”) or these By-Laws, the text of the proposed amendment, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect.  The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such stockholder’s proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  No business shall be conducted at an annual meeting of stockholders except in accordance with this Section 2.03(b), and the presiding officer of any annual meeting of stockholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the stockholder solicits proxies in support of such stockholder’s proposal without such stockholder having made the representation required by clause (v) of the second preceding sentence.

Section 2.04.                                         Special Meetings of Stockholders.

(a)                     Except as otherwise expressly required by the Certificate or applicable law and subject to the rights of the holders of any series of Preferred Stock of the Corporation, special meetings of the stockholders or of any class or series entitled to vote may be called for any purpose or purposes by the Chairman of the Board or by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof, to be held at such place (within or without the State of Delaware), date and hour as shall be determined by the

Chairman or the Board, as applicable, and designated in the notice thereof.  At any such special meeting any business properly brought before the meeting may be transacted.

(b)                     To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board or (ii) otherwise properly brought before the meeting by or at the direction of the Board.  No business shall be conducted at a special meeting of stockholders except in accordance with this Section 2.04(b) or as required by applicable law.

Section 2.05.                                         Notice of Meetings of Stockholders.  Whenever stockholders are required or permitted to take any action at a meeting, unless notice is waived in writing by all stockholders entitled to vote at the meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.

In lieu of and/or in addition to the foregoing, notice of any meeting of the stockholders of the Corporation may be given via electronic transmission, to the fullest extent permitted by Section 232 of the DGCL.  To be valid, such electronic transmission notice must be in a form of electronic transmission to which the stockholder has consented.  Any stockholder can revoke consent to receive notice by a form of electronic transmission by written notice to the Corporation.  Such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat any such undeliverable notices as a revocation shall not invalidate any meeting or other action.  “Electronic transmission” shall mean any form of communication, not directly involving the physical transmission of paper, that creates a record and that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given personally, by mail, or by a form of electronic transmission consented to by the stockholder to whom notice is given, not less than 10 days nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.  If by a form of electronic transmission, notice shall be deemed given when transmitted to the stockholder in accordance with the provisions set forth herein; provided, however, that if the electronic transmission notice is posted on an electronic network (e.g., a website or chatroom), notice shall be deemed given upon the later of (A) such posting and (B) the giving of separate notice of the posting to the stockholder.

Except as otherwise expressly required by applicable law, notice of any adjourned meeting of stockholders need not be given if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.

Section 2.06.                                                 Quorum of Stockholders.

(a)                     Unless otherwise expressly required by the Certificate or applicable law, at any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast thereat shall constitute a quorum for the entire meeting, notwithstanding the withdrawal of stockholders entitled to cast a sufficient number of votes in person or by proxy to reduce the number of votes represented at the meeting below a quorum.  Shares of the Corporation’s stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in an election of the directors of such other corporation is held by the Corporation, shall neither be counted for the purpose of determining the presence of a quorum nor be entitled to vote at any meeting of the stockholders; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including its own stock, held by it in a fiduciary capacity.

(b)                     At any meeting of the stockholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time.  Whether or not a quorum is present, the officer presiding thereat shall have power to adjourn the meeting from time to time.  Except as otherwise expressly required by applicable law, notice of any adjourned meeting other than announcement at the meeting at which an adjournment is taken shall not be required to be given.

(c)                      At any adjourned meeting, any business may be transacted that might have been transacted at the meeting originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board.

Section 2.07.                                         Presiding Official and Secretary of Meeting; Conduct of Meetings.

(a)                     The Chairman of the Board or, in his or her absence, the Chief Executive Officer or, in the absence of the Chairman of the Board and the Chief Executive Officer, an officer of the Corporation designated by the Chairman of the Board, shall preside at meetings of the stockholders.  The Secretary or an Assistant Secretary of the Corporation shall act as secretary of the meeting, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.

(b)                     The Board may to the extent not prohibited by law adopt such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board, the presiding officer of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding officer of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof and (v) limitations on the time allotted to questions or comments by participants.  Unless, and to the extent, determined by the Board or the presiding officer of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.08.                                         Voting by Stockholders.

(a)                     Except as otherwise expressly required by the Certificate or applicable law, at every meeting of the stockholders each stockholder of record shall be entitled to the number of votes specified in the Certificate (or, with respect to any class or series of Preferred Stock, in the applicable certificate of designations providing for the creation of such class or series), in person or by proxy, for each share of stock standing in his or her name on the books of the Corporation on the date fixed pursuant to the provisions of Section 2.12 of these By-Laws as the record date for the determination of the stockholders who shall be entitled to receive notice of and to vote at such meeting.

(b)                     When a quorum is present at any meeting of the stockholders, all questions shall be decided by the vote of a majority of the total number of votes of the Corporation’s capital stock represented and entitled to vote at such meeting, unless the question is one upon which by express provision of law, the rules or regulations of any stock exchange or governmental or regulatory body applicable to the Corporation, the Certificate or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.  Such votes may be cast in person or by proxy as provided in Section 2.09.

(c)                      Except as otherwise expressly required by applicable law, the vote at any meeting of stockholders on any question need not be by ballot, unless so directed by the presiding officer of the meeting.

Section 2.09.                                         Proxies.  Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period.  Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(i)  A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy.  Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii)    A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.  If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.10.                                         Inspector.  In advance of any meeting of the stockholders, the Board or the Chairman of the Board shall appoint one or more inspectors to act at the meeting and make a written report thereof.  One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of the stockholders, the presiding officer of the meeting shall appoint one or more inspectors to act at the meeting.  Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation.  Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.  The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

Section 2.11.                                         List of Stockholders.

(a)                     At least ten days before every meeting of stockholders, the officer who has charge of the stock ledger of the Corporation shall cause to be prepared and made a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

(b)                     For such ten-day period through the conclusion of the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting as required by applicable law (i) on a reasonably accessible electronic network provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

(c)                      The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 2.11 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.12.                                 Fixing of Record Date for Determination of Stockholders of Record.

(a)                     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than ten days before the date of such meeting.

If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b)                     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board.  If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board, and prior action by the Board is required by law, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolutions taking such prior action.

(c)                      In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

ARTICLE III
Directors

Section 3.01.               Number and Qualifications.  The number of Directors constituting the Board shall be not less than nine nor more than 18, as may be fixed from time to time by the Board in accordance with Section 3.07.  A Director must be a stockholder of the Corporation or become a stockholder of the Corporation within a reasonable time after election to the Board.

Notwithstanding any provision in these By-Laws or the Certificate to the contrary, prior to the first annual meeting of stockholders at which Directors are elected following the effective date of these By-Laws, the size of the Initial Board shall not be increased or decreased without the affirmative vote of at least 80% of the entire Board.

Section 3.02.       Chairman of the Board.  The Chairman of the Board shall be chosen from among the Directors.  The Chairman of the Board shall perform all duties incidental to such person’s position which may be required by law and all such other duties as are properly required of the Chairman of the Board by the Board.  The Chairman of the Board shall preside at all meetings of stockholders and of the Board and shall make reports to the Board and the stockholders, and shall see that all orders and resolutions of the Board and of any Committee thereof are carried into effect.  The Chairman of the Board shall have such other duties and Elected Officers reporting directly to him or her as set forth in a resolution of the Board.

Section 3.03.  Election and Term of Directors.  Subject to the rights of the holders of any class or series of Preferred Stock of the Corporation, nominations of persons for election as Directors may be made by the Board or by any stockholder who is a stockholder of record at the time of giving of the notice of nomination provided for in this Section 3.03 and who is entitled to vote for the election of Directors.  Any stockholder of record entitled to vote for the election of Directors at a meeting may nominate a person or persons for election as Directors only if written notice of such stockholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary at the principal executive offices of the Corporation, (i) with respect to an election to be held at an annual meeting of stockholders, not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting provided, that the first such anniversary date occurring after the effective date of these By-Laws shall be deemed to be May 1, 2006 and provided, further, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting is first made by the Corporation, whichever occurs first and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting and of the nominees to be elected at such meeting is first made.  Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; (e) the consent of each nominee to serve as a Director if so elected and (f) if the stockholder intends to solicit proxies in support of such stockholder’s nominee(s), a representation to that effect. The presiding officer of any meeting of stockholders to elect Directors and the Board may refuse to acknowledge any attempted nomination of any person not made in compliance with the foregoing procedure or if the stockholder solicits proxies in support of such stockholder’s nominee(s) without such stockholder having made the representation required by clause (f) of the preceding sentence.  Only such persons who are nominated in accordance with the procedures set forth in this Section 3.03 shall be eligible to serve as Directors of the Corporation.

At each meeting of the stockholders for the election of Directors at which a quorum is present, each Director shall be elected by the affirmative vote of the majority of the votes cast with respect to the Director; provided that if the number of nominees exceeds the number of Board seats open for election, the persons receiving the greatest number of votes, up to the number of Board seats open for election, shall be the Directors.  Each Director so elected shall hold office until the next annual meeting of stockholders and until such Director’s successor is duly elected and qualified or until such Director’s earlier death, resignation or removal.  For purposes of this Section 3.03, a majority of the votes cast means that the number of shares voted “for” the election of a director must exceed the votes “withheld” from the election of that director.

Section 3.04.  Newly Created Directorships; Vacancies.  Subject to the rights of holders of any class or series of Preferred Stock and unless otherwise required by the Certificate, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, and any Director so chosen shall hold office until the next annual meeting of stockholders at which Directors are elected and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.  No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 3.05.  Resignation.  Any Director may resign at any time upon notice given in writing or by electronic transmission to the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

Section 3.06.  Meetings of the Board.

(a)                     The Board may hold its meetings, both regular and special, either within or outside the State of Delaware, at such places as from time to time may be determined by the Board or as may be designated in the respective notices or waivers of notice thereof.

(b)                     Regular meetings of the Board shall be held at such times and at such places as from time to time shall be determined by the Board.

(c)                      The first meeting of each newly elected Board shall be held as soon as practicable after the annual meeting of the stockholders.

(d)                     Special meetings of the Board shall be held whenever called by direction of the Chairman of the Board or at the request of Directors constituting a majority of the number of Directors then in office.

(e)                      Members of the Board or any Committee of the Board may participate in a meeting of the Board or such Committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and by any other means of remote communication permitted by applicable law, and such participation shall constitute presence in person at such meeting.

(f)                       A regular meeting of the Board of Directors shall be held without other notice than this By-Law as soon as practicable after the annual meeting of stockholders. The Board may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.  Notice of any special meeting of the Board shall be given to each Director at such Director’s business or residence in writing by hand delivery, first-class or overnight mail or courier service, facsimile transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five calendar days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least 12 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting.  Any and all business may be transacted at any meeting of the Board.  No notice of any adjourned meeting need be given.  No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present except when such Director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

Section 3.07.  Quorum and Action.  Except as otherwise expressly required by the Certificate, these By-Laws or applicable law, at any meeting of the Board, the presence of at least a majority of the number of Directors fixed pursuant to these By-Laws shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time.  Unless otherwise provided by applicable law, the Certificate or these By-Laws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be necessary for the approval and adoption of any resolution or the approval of any act of the Board.

Section 3.08.  Presiding Director and Secretary of Meeting.  The Chairman of the Board or, in the absence of the Chairman of the Board, the Lead Director, or in the absence of the Chairman of the Board and the Lead Director, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the presiding Director may appoint a secretary of the meeting.

Section 3.09.  Action by Consent without Meeting.  Any action required or permitted to be taken at any meeting of the Board or of any Committee thereof may be taken without a meeting if all of the Directors or members of such Committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or such Committee.

Section 3.10.  Compensation of Directors.  Directors, as such, may receive, pursuant to resolution of the Board, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of a Committee of the Board.

Section 3.11.  Committees of the Board and Powers.  The Board may designate one or more Committees of the Board, which shall consist of two or more Directors.  Any such Committee may to the extent permitted by applicable law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution.  A Committee of the Board may not (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval or (ii) adopt, amend or repeal any bylaw of the corporation.  The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such Committee.  Nothing herein shall be deemed to prevent the Board from appointing one or more Committees consisting in whole or in part of persons who are not Directors; provided, however, that no such Committee shall have or may exercise any authority of the Board.

Section 3.12.  Meetings of Committees.  Regular meetings of any Committee may be held without notice at such time and at such place, within or outside the State of Delaware, as from time to time shall be determined by such Committee.  The Chairman of the Board, the Board or the Committee by vote at a meeting, or by two members of any Committee in writing without a meeting, may call a special meeting of any such Committee by giving notice to each member of the Committee in the manner provided for in Section 3.06(f) hereof.  Unless otherwise provided in the Certificate, these By-Laws or by applicable law, neither business to be transacted at, nor the purpose of, any regular or special meeting of any such Committee need be specified in the notice or any waiver of notice.

Section 3.13.  Quorum of Committee; Manner of Action.  At all meetings of any Committee a majority of the total number of its members shall constitute a quorum for the transaction of business.  Except in cases in which it is by applicable law, by the Certificate, by these By-Laws, or by resolution of the Board otherwise provided, a majority of such quorum shall decide any questions that may come before the meeting.  In the absence of a quorum, the members of the Committee present by majority vote may adjourn the meeting from time to time, without notice other than by verbal announcement at the meeting, until a quorum shall attend.  A Committee may also act by the written consent of all members thereof although not convened in a meeting provided that such written consent is filed with the minute books of the Committee.

ARTICLE IV
Officers

Section 4.01.               Elected Officers.  The Elected Officers of the Corporation shall consist of the Chief Executive Officer and such other officers as the Board may designate as Elected Officers from time to time.  Any two or more offices may be held simultaneously by the same person, except as otherwise expressly prohibited by applicable law.  The Board may elect a Lead Director from among the independent (as such term is defined by applicable SEC or self-regulatory organization rule or regulation) members of the Board.  Elected officers shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV.  Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any Committee thereof.  The Board or the Chief Executive Officer may from time to time appoint such other officers (including one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents Assistant Secretaries, Assistant Treasurers and Assistant Controllers), as may be necessary or desirable for the conduct of the business of the Corporation.  Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or, to the extent consistent with these By-Laws, as may be prescribed by the Board or the Chief Executive

Officer.  The Corporation shall maintain a Chief Executive Officer, a President, a Secretary, a Treasurer and a Controller and such other officers as the Board may deem proper.

Section 4.02.               Election and Term of Office.  Elected Officers of the Corporation shall be elected by the Board at such times as the Board may deem necessary.  Officers who are not Elected Officers may be elected from time to time by the Board or appointed by the Chief Executive Officer.  Each officer shall hold office until such person’s successor shall have been duty elected and shall have qualified or until such person’s death or until he or she shall resign or shall be removed pursuant to Section 4.11.

Section 4.03.  (Intentionally omitted.)

Section 4.04.  Chief Executive Officer.  The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to such person’s office which may be required by law and all such other duties as are properly required of the Chief Executive Officer by the Board.  The Chief Executive Officer shall report to the Board.  The Chief Executive Officer shall, in the absence or inability to act of the Chairman of the Board and the Lead Director (if elected), preside at all meetings of stockholders.

Section 4.05.  President.  The President shall act in a general executive capacity and shall assist the Chief Executive Officer and the Chairman of the Board, if so designated by the Board, in the administration and operation of the Corporation’s business and general supervision of its policies and affairs.

Section 4.06.  Vice Presidents.  The Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents shall have such powers and duties as may be prescribed for them, respectively, by the Board or the Chief Executive Officer.  Each of such officers shall report to the Chief Executive Officer or such other officer as the Chief Executive Officer shall direct or to the Chairman of the Board, if so designated by the Board.

Section 4.07.  Secretary.  The Secretary shall attend all meetings of the stockholders and of the Board, shall keep a true and faithful record thereof in proper books and shall have the custody and care of the corporate seal, records, minute books and stock books of the Corporation and of such other books and papers as in the practical business operations of the Corporation shall naturally belong in the office or custody of the Secretary or as shall be placed in the Secretary’s custody by order of the Board.  The Secretary shall cause to be kept a suitable record of the addresses of stockholders and shall, except as may be otherwise required by statute or these By-Laws, sign and issue all notices required for meetings of stockholders or of the Board.  The Secretary shall sign all papers to which the Secretary’s signature may be necessary or appropriate, shall affix and attest the seal of the Corporation to all instruments requiring the seal, shall have the authority to certify the By-Laws, resolutions of the stockholders and the Board and other documents of the Corporation as true and correct copies thereof and shall have such other powers and duties as are commonly incidental to the office of Secretary and as may be assigned to him or her by the Board or the Chief Executive Officer.

Section 4.08.  Treasurer.  The Treasurer shall have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation; cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories as shall be selected in accordance with resolutions adopted by the Board; cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed; render to the proper officers and to the Board and any duly constituted committee of the Board responsible for financial matters, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Treasurer; cause to be kept at the principal executive offices of the Corporation correct books of account of all its business and transactions; and, in general, perform all duties incident to the office of Treasurer and such other duties as are given to him or her by the By-Laws or as may be assigned to him or her by the Chief Executive Officer or the Board.

Section 4.09.  Controller.  The Controller shall be the chief accounting officer of the Corporation; shall keep full and accurate accounts of all assets, liabilities, commitments, revenues, costs and expenses, and other financial transactions of the Corporation in books belonging to the Corporation, and conform them to sound accounting principles with adequate internal control; shall cause regular audits of these books and records to be made; shall see that all expenditures are made in accordance with procedures duly established, from time to time, by the Corporation; shall render financial statements upon the request of the Board; and, in general, shall perform all the duties ordinarily connected with the office of Controller and such other duties as may be assigned to him or her by the Chief Executive Officer or the Board.

Section 4.10.  Assistant Secretaries, Assistant Treasurers and Assistant Controllers.  Assistant Secretaries, Assistant Treasurers and Assistant Controllers, when elected or appointed, shall respectively assist the Secretary, the Treasurer and the Controller in the performance of the respective duties assigned to such principal officers, and in assisting such principal officer, each of such assistant officers shall for such purpose have the powers of such principal officer; and, in case of the absence, disability, death, resignation or removal from office of any principal officer, such principal officer’s duties shall, except as otherwise ordered by the Board, temporarily devolve upon such assistant officer as shall be designated by the Chief Executive Officer.

Section 4.11.  Removal.  Any officer or agent may be removed by the affirmative vote of a majority of the Directors then in office whenever, in their judgment, the best interests of the Corporation would be served thereby.  In addition, any officer or agent appointed by the Chief Executive Officer may be removed by the Chief Executive Officer whenever, in his or her judgment, the best interests of the Corporation would be served thereby.  Any removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.12.  Vacancies.  A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board.  Any vacancy in an office appointed by the Chief Executive Officer because of death, resignation or removal may be filled by the Chief Executive Officer.

ARTICLE V
Indemnification

Section 5.01.               Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.  Subject to Section 5.03, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was a Director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 5.02.               Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.  Subject to Section 5.03, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was a Director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 5.03.               Authorization of Indemnification.  Any indemnification under this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 5.01 or Section 5.02, as the case may be.  Such determination shall be made, with respect to a person who is a Director or officer at the time of such determination, (i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.  Such determination shall be made, with respect to former Directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation.  To the extent, however, that a present or former Director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 5.04.               Good Faith Defined.  For purposes of any determination under Section 5.03, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise.  The provisions of this Section 5.04 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 5.01 or Section 5.02, as the case may be.

Section 5.05.               Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 5.03, and notwithstanding the absence of any determination thereunder, any Director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 5.01 or Section 5.02.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the Director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 5.01 or Section 5.02, as the case may be.  Neither a contrary determination in the specific case under Section 5.03 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Director or officer seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 5.05 shall be given to the Corporation promptly upon the filing of such application.  If successful, in whole or in part, the Director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 5.06.               Expenses Payable in Advance.  Expenses (including attorneys’ fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article V.  Such expenses (including attorneys’ fees) incurred by former Directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 5.07.               Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate, these By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 5.01 and Section 5.02 shall be made to the fullest extent permitted by law.  The provisions of this Article V shall not be deemed to preclude the indemnification of any person who is not specified in Section 5.01 or Section 5.02 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 5.08.               Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Corporation, or is or was a Director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article V.

Section 5.09.               Certain Definitions.  For purposes of this Article V, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.  The term “another enterprise” as used in this Article V shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent.  For purposes of this Article V, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article V.

Section 5.10.               Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.11.               Limitation on Indemnification.  Notwithstanding anything contained in this Article V to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5.05), the Corporation shall not be obligated to indemnify any Director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board.

Section 5.12.               Indemnification of Employees and Agents.  The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation and employees or agents of the Corporation that are or were serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, similar to those conferred in this Article V to Directors and officers of the Corporation.

ARTICLE VI
Capital Stock

Section 6.01.               Stock Certificates.  The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares.  If shares are represented by certificates, each certificate shall be signed by, or in the name of, the Corporation by (i) the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, and (ii) the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary.  In addition, such certificates may be signed by a transfer agent of a registrar (other than the Corporation itself) and may be sealed with the seal of the Corporation or a facsimile thereof.  Any or all of the signatures on such certificates may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of its issuance.

Each certificate representing shares shall state upon the face thereof:  the name of the Corporation; that the Corporation is organized under the laws of Delaware; the name of the person or persons to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate or a statement that the shares are without par value.

Section 6.02.               Record Ownership.  A record of the name of the person, firm or corporation and address of such holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation’s books.  The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any person, whether or not it shall have express or other notice thereof, except as otherwise expressly required by applicable law.

Section 6.03.               Transfer of Record Ownership.  Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person’s attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby.  Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

Section 6.04.               Transfer Agent; Registrar; Rules Respecting Certificates.  The Corporation shall maintain one or more transfer offices or agencies (which may include the Corporation) where stock of the Corporation shall be transferable.  The Corporation shall also maintain one or more registry offices (which may include the Corporation) where such stock shall be registered.  The Board may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates in accordance with applicable law.

Section 6.05.               Lost, Stolen or Destroyed Certificates.  No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or any financial officer may in its or such person’s discretion require.  A new certificate may be issued without requiring any bond if the Board or such financial officer so determines.

ARTICLE VII
Contracts, Checks and Drafts, Deposits and Proxies

Section 7.01.               Contracts.  The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

Section 7.02.               Checks and Drafts.  All checks, drafts or other orders for the payment of money, issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the Board.

Section 7.03.               Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as may be selected by or under the authority of the Board.

Section 7.04.               Proxies.  Unless otherwise provided by the Board, the Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, Senior Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE VIII
General Provisions

Section 8.01.               Dividends.  Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate, if any, may be declared by the Board at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with Section 3.09 hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.

Section 8.02.               Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December of such year.

Section 8.03.               Seal.  The corporate seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board, the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”.  The corporate seal may be used by causing it or a facsimile thereof to be impressed or reproduced or otherwise.

Section 8.04.               Waivers of Notice.  Whenever any notice is required by applicable law, the Certificate or these By-Laws, to be given to any Director, member of a Committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or any regular or special meeting of the Board or members of a Committee of the Board need be specified in any written waiver of notice unless so required by law, the Certificate or these By-Laws.

ARTICLE IX
Amendment of By-Laws

Section 9.01.               Amendment.  Except as otherwise expressly provided in the Certificate, these By-Laws, or any of them, may from time to time be supplemented, amended or repealed, or new By-Laws may be adopted, by the Board at any regular or special meeting of the Board, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board.

Section 9.02.               Entire Board of Directors.  As used in this Article IX and in these By-Laws generally, the terms “entire Board” or “entire Board of Directors” mean the total number of Directors which the Corporation would have if there were no vacancies.

ARTICLE X
Emergency Provisions

Section 10.01.        General.  The provisions of this Article X shall be operative only during a national emergency declared by the President of the United States or the person performing the President’s functions, or in the event of a nuclear, atomic or other attack on the United States or on a locality in which the Corporation conducts its principal business or customarily holds meetings of its Board or its stockholders, or during the existence of any other catastrophic event or similar emergency, as a result of which a quorum of the Board cannot readily be assembled for action.  Said provisions in such event shall override all other By-Laws of the Corporation in conflict with any provisions of this Article X and shall remain operative during such emergency, but thereafter shall be inoperative; provided, that, all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the By-Laws other than those contained in this Article X.

Section 10.02.        Unavailable Directors.  All Directors who are not available to perform their duties as Directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be Directors, with like effect as if such persons had resigned as Directors, so long as such unavailability continues.

Section 10.03.        Authorized Number of Directors.  The authorized number of Directors shall be the number of Directors remaining after eliminating those who have ceased to be Directors pursuant to Section 10.02, or the minimum number required by applicable law, whichever number is greater.

Section 10.04.        Quorum.  The number of Directors necessary to constitute a quorum shall be one-third of the authorized number of Directors as specified in Section 10.03, or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the by-laws of a corporation to specify.

Section 10.05.        Creation of Emergency Committee.  In the event the number of Directors remaining after eliminating those who have ceased to be Directors pursuant to Section 10.02 is less than the minimum number of authorized Directors required by law, then until the appointment of additional Directors to make up such required minimum, all the powers and authorities which the Board could by law delegate, including all powers and authorities which the Board could delegate to a Committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the Corporation pursuant to such powers and authorities and shall have all other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency.

Section 10.06.        Constitution of Emergency Committee.  The emergency committee shall consist of all the Directors remaining after eliminating those who have ceased to be Directors pursuant to Section 10.02, provided that such remaining Directors are not less than three in number.  In the event such remaining Directors are less than three in number, the emergency committee shall consist of three persons, who shall be the remaining Director or Directors and either one or two officers or employees of the Corporation, as the remaining Director or Directors may in writing designate.  If there is no remaining Director, the emergency committee shall consist of the three most senior officers of the Corporation who are available to serve, and if and to the extent that officers are not available, the most senior employees of the Corporation.  Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by rate of remuneration.

Section 10.07.        Powers of Emergency Committee.  The emergency committee, once appointed, shall govern its own procedures and shall have power to increase the number of members thereof beyond the original number, and in the event of a vacancy or vacancies therein, arising at any time, the remaining member or members of the emergency committee shall have the power to fill such vacancy or vacancies.  In the event at any time after its appointment all members of the emergency committee shall die or resign or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of this Article X.

Section 10.08.        Directors Becoming Available.  Any person who has ceased to be a Director pursuant to the provisions of Section 10.02 and who thereafter becomes available to serve as a Director shall automatically become a member of the emergency committee.

Section 10.09.        Election of Board of Directors.  The emergency committee shall, as soon after its appointment as is practicable, take all requisite action to secure the election of Directors, and upon such election all the powers and authorities of the emergency committee shall cease.

Section 10.10.        Termination of Emergency Committee.  In the event, after the appointment of an emergency committee, a sufficient number of persons who ceased to be Directors pursuant to Section 10.02 become available to serve as Directors, so that if they had not ceased to be Directors as aforesaid, there would be sufficient Directors to constitute the minimum number of Directors required by law, then all such persons shall automatically be deemed to be reappointed as Directors and the powers and authorities of the emergency committee shall terminate.

Section 10.11.        Nonexclusive Powers.  The emergency powers provided in this Article X shall be in addition to any powers provided by applicable law.